EXHIBIT 99.1

Ohio Legacy Corp Announces First Quarter Earnings of $0.07 Per Share Versus Loss of ($0.11) Per Share

WOOSTER, Ohio, May 1, 2003 (PRIMEZONE) -- Ohio Legacy Corp (Nasdaq:OLCB), the parent of Ohio Legacy Bank (the "Bank"), today reported net earnings for the three months ended March 31, 2003, of $136,000 or $0.07 per share compared to a loss of ($102,000) or ($0.11) per share during the first quarter of 2002. Total assets at March 31, 2003, were $138.0 million, an increase of $1.9 million from December 31, 2002. During the quarter, net loans increased to $81.7 million from $78.3 million and deposits increased $1.2 million to $116.1 million.

Key Issue Review

Net interest income -- During the three months ended March 31, 2003, net interest income increased to $945,000 compared to $513,000 during the first quarter of 2002, primarily as a result of a higher balance of interest-earning assets. Net interest margin improved to 2.91% in 2003 from 2.38% in the first quarter of 2002 and 2.84% during the fourth quarter of 2002. Interest rate spread improved to 2.54% in 2003 from 2.12% during the first quarter of 2002. The yield on earning assets fell to 5.83% compared to 6.26% in the first quarter of 2002 and from 6.18% in the fourth quarter of 2002. This reflects the $8.7 million of new capital proceeds from the common stock offering that has been invested in securities until loans are originated. The Company's cost of funds declined to 3.29% in the first quarter of 2003, compared to 4.14% in the first quarter of 2002 and 3.49% in the fourth quarter of 2002, as deposit rates were adjusted downward during the quarter.

Noninterest income -- Total noninterest income was $127,000 for the three months ended March 31, 2003, compared to $58,000 for the same period in 2002. The 2003 amount includes $58,000 of gains from the sale of securities during the first quarter of 2003. As a result of the strong growth in deposits and the $12.0 million of capital raised through the trust preferred securities and common stock offerings in 2002, the Bank's interest-earning assets are overweighted towards securities as the offerings' proceeds have been invested in securities. The Bank may need to sell securities in the future to meet loan and deposit demands and has structured its securities portfolio accordingly with short-term callable notes and mortgage-backed securities to provide liquidity and to mitigate pricing risk. The increase in overdraft fees and other service charges on deposit accounts was due to the higher volume of deposit customers and the related fees associated with those accounts.

Noninterest Expense -- Total noninterest expense increased to $856,000 for the three months ended March 31, 2003, as compared to $547,000 for the same period in 2002 and $731,000 in the fourth quarter in 2002. The Company's efficiency ratio was 84.4% during the first quarter of 2003 compared to 95.8% and 81.2% during the first and fourth quarters of 2002, respectively. Annualized noninterest expense as a percent of average assets was 2.49% in 2003 compared to 2.38% and 2.35% during the first and fourth quarters of 2002, respectively.

Salaries and benefits are higher in 2003 because the Company hired two new members of management in January 2003: a Chief Financial Officer and a Vice President of Information Technology. These individuals were hired in response to the strong growth in the Company's assets and an increase in the complexity of the organization. Their focus in 2003 is improving operations and controls so the Bank may achieve full compliance with the OCC Agreement described below.

Additionally, the Bank operated two offices during the first quarter of 2002, but had three locations in the first quarter of 2003. The Millersburg office opened in March 2002 with a full staff; therefore, the first quarter of 2003 reflects a higher level of employment at the Bank. Occupancy and equipment costs are also higher in 2003 as a result of the opening of the Millersburg office.

Professional fees have increased as the Bank utilized outside consultants to assist management with the OCC Agreement and enhance the corporate governance and oversight responsibilities of management and the board of directors under the requirements of the Sarbanes-Oxley Act and new rules promulgated by the National Association of Securities Dealers. Management expects professional fees to increase over the next two quarters as the Company continues to address the staffing plan and comprehensive information technology review required by the OCC.

Loans -- At March 31, 2003, total loans (before the allowance for loan losses and deferred fees) were $82.8 million, an increase of $3.6 million from December 31, 2002. The Company had growth in all loan categories except multifamily residential real estate. While total loans have increased $18.0 million, or 27.8% over the last twelve months, the growth in the loan portfolio in 2003 is being impacted by pricing pressures from competitors for new loans and on retention of our current loan customers. Approximately $11.7 million of new loan originations were funded during the first quarter of 2003. However, principal repayments and payoffs reduced net growth in total loans to $3.6 million as customers shopped for lower rates.

"While the current low interest rate environment is challenging, we are focused on continuing to improve our net interest margin," commented L. Dwight Douce, the Company's Chief Executive Officer. "We are likely to encounter a reduction in our loan portfolio yield in the short-term. We may need to offer competitive variable-rate products to generate growth and improve our loan to deposit ratio and net interest margin. As the low interest rate environment is creating pressure on our loan yields, we should benefit from the continued downward pricing adjustments on our deposits. Approximately 17% of our certificates of deposits portfolio will mature in the second quarter which should provide an increase in our net interest margin as those certificates reprice downward."

Asset Quality -- The Company's provision for loan losses was $80,000 during the three months ended March 31, 2003, compared to $126,000 during the quarter ended March 31, 2002, and $98,000 during the quarter ended December 31, 2002. As a result of the pricing pressures noted above, loan growth during the first quarter of 2003 was at a slower pace than growth during the prior year periods, leading to a lower provision. However, the allowance for loan losses as a percentage of total loans increased to 1.07% at March 31, 2003, compared to 1.06% at December 31, 2002, and 0.79% at March 31, 2002. Net charge-offs during the three months ended March 31, 2003, totaled $26,000. At March 31, 2003, the Company had no nonperforming assets and no loans were delinquent more than 60 days. Mr. Douce commented, "We continue to be very pleased with our asset quality, especially given the current economic conditions."

Regulatory Matters -- On June 18, 2002, Ohio Legacy Bank and the Office of the Comptroller of the Currency ("OCC") entered into an agreement ("OCC Agreement") to address certain issues identified during the Bank's examination in January 2002. Management is resolving the issues identified in the OCC Agreement, including the adoption of a strategic plan and a capital plan. The Bank is enhancing its comprehensive staffing plan, as required by the OCC Agreement, and is working to improve internal controls related to operations and information security.

Among other requirements, the OCC Agreement restricts the Bank's average asset growth to no more than 5% each calendar quarter. Providing an update on the Bank's progress towards compliance with the agreement, Mr. Douce stated, "Management is focused on complying with the requirements and restrictions of the OCC Agreement and is committed to working with the OCC to obtain relief from the asset growth restriction so the Company can return to its strategic plan of strong balance sheet growth, supported by solid asset quality."

About Ohio Legacy Corp

Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its subsidiary, Ohio Legacy Bank N.A., provides financial services to small businesses and consumers though its three full-service banking locations in Canton, Millersburg and Wooster, Ohio.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Ohio Legacy Corp. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the Company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the Company's future results are set forth in the periodic reports and registration statements filed by the Company with the Securities and Exchange Commission.

                       OHIO LEGACY CORP
                 CONSOLIDATED BALANCE SHEETS
             March 31, 2003 and December 31, 2002

                                            March 31,    December 31,
                                              2003           2002
                                          ------------   ------------
                                          (unaudited)
 ASSETS
 Cash and due from banks                  $  6,368,203   $  5,301,451
 Federal funds sold                          1,981,000     10,418,000
                                          ------------   ------------
    Cash and cash equivalents                8,349,203     15,719,451
 Securities available for sale              40,562,084     38,722,169
 Loans, net                                 81,744,566     78,291,832
 Federal Reserve Bank stock                    445,350        318,900
 Premises and equipment, net                 2,146,293      2,185,108
 Accrued interest receivable
   and other assets                          4,728,694        810,017
                                          ------------   ------------

        Total assets                      $137,976,190   $136,047,477
                                          ============   ============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Deposits:
    Noninterest-bearing                   $  5,263,799   $  4,992,413
    Interest-bearing demand                  6,536,626      7,206,953
    Savings                                 40,559,531     39,886,817
    Certificates of deposit                 63,751,616     62,805,167
                                          ------------   ------------
      Total deposits                       116,111,572    114,891,350
 Other borrowed funds                             --          105,000
 Capital lease obligations                     981,837        983,439
 Accrued interest payable
   and other liabilities                     1,447,609      1,739,633
 Trust preferred securities                  3,325,000      3,325,000
                                          ------------   ------------
      Total liabilities                    121,866,018    121,044,422

 SHAREHOLDERS' EQUITY
 Preferred stock                                  --             --
 Common stock                               17,678,955     16,546,465
 Accumulated deficit                        (2,028,585)    (2,164,585)
 Accumulated other comprehensive income        459,802        621,175
                                          ------------   ------------
      Total shareholders' equity            16,110,172     15,003,055
                                          ------------   ------------

      Total liabilities and
         shareholders' equity             $137,976,190   $136,047,477
                                          ============   ============

 Book value per outstanding common share  $       7.61   $       7.63

 End of period common shares information:
 Common shares outstanding                   2,115,700      1,965,700
 Common stock warrants outstanding             339,600        339,600
 Common stock options outstanding              131,250         87,000

                          OHIO LEGACY CORP
               CONSOLIDATED STATEMENTS OF OPERATIONS
        For the three months ended March 31, 2003 and 2002

                                            For the Three Months Ended
                                                      March 31,
                                                2003         2002
                                            -----------   -----------
 Interest income:
    Loans                                   $ 1,427,655   $ 1,052,639
    Securities                                  440,237       264,807
    Interest-bearing deposits, federal
      funds sold and other                       29,847        33,040
                                            -----------   -----------
      Total interest income                   1,897,739     1,350,486

 Interest expense:
    Deposits                                    839,874       812,008
    Other borrowings                            112,643        25,226
                                            -----------   -----------
      Total interest expense                    952,517       837,234
                                            -----------   -----------

 Net interest income                            945,222       513,252

 Provision for loan losses                       80,000       125,956
                                            -----------   -----------

 Net interest income after
   provision for loan losses                    865,222       387,296

 Noninterest income:
    Service charges and other fees               66,560        56,558
    Gain on sales of securities
      available for sale                         57,849          --
    Other income                                  2,654         1,781
                                            -----------   -----------
      Total other income                        127,063        58,339

 Noninterest expense:
    Salaries and benefits                       380,160       236,326
    Occupancy and equipment                     139,174        97,678
    Professional fees                            80,264        46,838
    Franchise tax                                48,800        26,263
    Data processing                              76,061        52,116
    Marketing and advertising                    28,247        15,868
    Stationery and supplies                      18,756        24,553
    Other expenses                               84,823        47,770
                                            -----------   -----------
      Total noninterest expense                 856,285       547,412
                                            -----------   -----------

 Net income (loss)                          $   136,000   $  (101,777)
                                            ===========   ===========

 Basic earnings (loss) per share            $      0.07   $     (0.11)
 Diluted earnings (loss) per share          $      0.07   $     (0.11)

 Basic weighted average shares outstanding    2,087,367       965,500
 Diluted weighted average shares outstanding  2,087,930       965,500

                          OHIO LEGACY CORP
                  QUARTERLY BALANCE SHEET INFORMATION
                        (Dollars in thousands)

                       2003                     2002
                     --------  --------------------------------------
                     March 31  March 31   June 30  Sept. 30  Dec. 31
                     --------  --------  --------  --------  --------
 Cash and cash
  equivalents        $  8,349  $ 12,421  $  9,616  $  9,816  $ 15,719

 Securities            40,562    25,807    35,847    30,750    38,722

 Loans                 82,636    64,678    70,604    75,509    79,129

 Allowance for
  loan losses            (891)     (512)     (635)     (739)     (837)

 Premises and
  equipment, net        2,146     2,187     2,287     2,231     2,185

 Other assets           5,174     1,082     1,146     1,183     1,129
                     --------  --------  --------  --------  --------

    Total assets     $137,976  $105,663  $118,865  $118,750  $136,047
                     ========  ========  ========  ========  ========

 Noninterest-bearing
   demand             $ 5,264  $  2,876  $  5,620  $  3,882  $  4,992

 Interest-bearing
   demand               6,537     5,864     5,678     5,823     7,207

 Savings               40,559    38,549    41,773    38,208    39,886

 Certificates of
   deposit             63,751    46,648    53,861    58,188    62,806
                     --------  --------  --------  --------  --------

   Total deposits     116,111    93,937   106,932   106,101   114,891

 Other borrowings,
  leases and capital
  securities            4,307     4,527     4,416     4,415     4,413

 Other liabilities      1,448       627       576       847     1,740
                     --------  --------  --------  --------  --------

   Total liabilities  121,866    99,091   111,924   111,363   121,044

 Shareholders' equity  16,110     6,572     6,941     7,387    15,003
                     --------  --------  --------  --------  --------

   Total liabilities
    and shareholders'
    equity           $137,976  $105,663  $118,865  $118,750  $136,047
                     ========  ========  ========  ========  ========

 LOAN PORTFOLIO:

 Commercial          $ 12,196  $ 10,695  $  8,924  $ 10,323  $ 10,206

 1-4 family
  residential          31,455    27,090    29,376    29,965    31,346

 Multifamily
  residential           6,383     3,413     4,268     5,702     6,732

 Commercial
  real estate          20,051    14,707    17,469    18,262    18,385

 Construction           4,675     2,979     3,751     3,985     4,636

 Consumer               8,022     5,882     6,908     7,371     7,926

 Net deferred
  loan fees              (146)      (88)      (92)      (99)     (102)
                     --------  --------  --------  --------  --------

     Loans             82,636  $ 64,678  $ 70,604  $ 75,509  $ 79,129
                     ========  ========  ========  ========  ========

 AVERAGE BALANCES:

 Fed funds and
  securities (a)     $ 50,804  $ 27,895  $ 39,063  $ 38,039  $ 40,816

 Loans, net            79,346    58,418    68,945    73,068    75,692

 Total interest-
   earning assets     130,150    86,313   108,008   111,107   116,508

 Total assets         137,793    91,746   113,814   118,736   124,255

 Total assets,
  full year           137,793                                 112,138

 Interest-bearing
  deposits            111,305    80,052    98,515   101,680   107,062

 Other borrowings
   and leases           4,405       777     4,420     4,416     4,414

 Total interest-
  bearing
  liabilities         115,710    80,829   102,935   106,096   111,476

 Shareholders' equity  15,557     6,744     6,757     7,164     7,325

 Shareholders' equity,
  full year            15,557                                   6,998

 (a) Includes Federal Reserve Bank stock classified in "Accrued interest receivable and other assets" on the consolidated
     balance sheets.

                       OHIO LEGACY CORP
         QUARTERLY STATEMENT OF OPERATIONS INFORMATION
          (Dollars in thousands, except per share data)

                       2003                     2002
                     --------  --------------------------------------
                     March 31  March 31   June 30  Sept. 30  Dec. 31
                     --------  --------  --------  --------  --------

 Interest income     $  1,898  $  1,350  $  1,682  $  1,740  $  1,800

 Interest expense        (953)     (837)   (1,041)     (981)     (973)
                     --------  --------  --------  --------  --------

  Net interest income     945       513       641       759       827

 Provision for
  loan losses             (80)     (126)     (125)     (104)      (98)

 Noninterest income       127        58        62        67        73

 Noninterest expense     (856)     (547)     (642)     (678)     (731)
                     --------  --------  --------  --------  --------

   Net income (loss) $    136  $   (102) $    (64) $     44  $     71
                     ========  ========  ========  ========  ========

 Net income (loss)
  per share          $   0.07  $  (0.11) $  (0.07) $   0.05  $   0.07
                     ========  ========  ========  ========  ========

 SELECTED RATIOS:

 Net interest
  margin (a)            2.91%     2.38%     2.37%     2.73%     2.84%

 Yield on interest-
  earning assets        5.83%     6.26%     6.23%     6.27%     6.18%

 Cost of funds          3.29%     4.14%     4.05%     3.70%     3.49%

 Interest rate
   spread (b)           2.54%     2.12%     2.18%     2.57%     2.69%

 Efficiency ratio (c)   84.4%     95.8%     91.3%     82.0%     81.2%

 Allowance as a
  percent of loans      1.07%     0.79%     0.90%     0.98%     1.06%

 Net loans as a
  percent of deposits   70.4%     68.3%     65.4%     70.5%     68.1%

 Annualized net
  charge-offs to
  loans                 0.13%      0.0%      0.0%      0.0%      0.0%

 Annualized non-
  interest income to
  average assets        0.37%     0.25%     0.22%     0.23%     0.24%

 Annualized non-
  interest expense to
  average assets        2.49%     2.38%     2.26%     2.28%     2.35%

 Annualized return
  on average assets     0.39%       NM        NM      0.15%     0.23%

 Annualized return
  on average equity     3.50%       NM        NM      2.46%     3.86%

 (a) Net interest income, annualized, divided by average
     interest-earning assets for the period
 (b) Difference between the yield on interest-earning assets and the cost of funds
 (c) Noninterest expense divided by net interest income and
     noninterest income, excluding gains on securities
 NM  Not meaningful

CONTACT:  Ohio Legacy Corp
          L. Dwight Douce, Chief Executive Officer, President
          Eric S. Nadeau, Chief Financial Officer, Vice President
          (330) 263-1955